                                                                    EXHIBIT 99.2

                  FORM OF ELECTION AND LETTER OF TRANSMITTAL
          TO MAKE ELECTIONS WITH RESPECT TO SHARES OF COMMON STOCK OF

                       FEDERAL PAPER BOARD COMPANY, INC.

  IN CONNECTION WITH THE PROPOSED MERGER OF FEDERAL PAPER BOARD COMPANY, INC.
      WITH AND INTO FOCUS MERGER CO., INC., A WHOLLY OWNED SUBSIDIARY OF

                          INTERNATIONAL PAPER COMPANY

  This Form of Election and Letter of Transmittal ("Form of Election") is being delivered to you in connection with the proposed merger (the "Merger") of Federal Paper Board Company, Inc. ("Federal Paper Board") with and into Focus Merger Co., Inc. ("Merger Sub"), a wholly owned subsidiary of International Paper Company ("International Paper"), pursuant to the Restated and Amended Agreement and Plan of Merger dated as of November 6, 1995 and amended as of February 8, 1996, among International Paper, Merger Sub and Federal Paper Board (as such may be amended from time to time, the "Merger Agreement"). This Form of Election must be completed by holders of shares of Common Stock, par value $5.00 per share, of Federal Paper Board (the "Shares" or "FPB Common Stock"), who wish to make an Election (as defined below) as to the form of Merger Consideration (as defined below) into which such holder's Shares are converted in the Merger. For an Election to be effective, this Form of Election, properly completed, together with the certificates (the "Certificates") representing Shares as to which Election(s) are being made (or guarantee of delivery as provided herein) or Shares delivered by book-entry transfer to the Exchange Agent's account at a Book-Entry Transfer Facility (as defined below) and all other required documents, must be received by the Exchange Agent prior to the Election Deadline (as defined below). Such Election is subject to the terms, conditions and limitations set forth in the Proxy Statement/Prospectus dated February 9, 1996 relating to the Merger (as such may be amended from time to time, the "Proxy Statement/Prospectus"), the Merger Agreement, attached as Annex I to the Proxy Statement/Prospectus, and the accompanying instructions. The tax consequences to holders will vary depending upon, among other things, the form of Merger Consideration into which such holders' Shares are converted in the Merger. Each Federal Paper Board shareholder should consult his or her own financial advisor and tax advisor as to the specific consequences of the Merger and Election to such shareholder. The instructions to this Form of Election should be read carefully before this Form of Election is completed.


 SHAREHOLDERS SHOULD DELIVER A PROPERLY COMPLETED FORM OF ELECTION, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 1996, IN ORDER TO ASSURE ITS RECEIPT PRIOR TO THE ELECTION DEADLINE.

                            THE EXCHANGE AGENT IS:
                 CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

     By Mail:               By Overnight Delivery:               By Hand:
  Chemical Mellon         Chemical Mellon Shareholder         Chemical Mellon
    Shareholder                Services, L.L.C.                 Shareholder
 Services, L.L.C.          Reorganization Department         Services, L.L.C.
  Reorganization               85 Challenge Road              Reorganization
    Department               Ridgefield, NJ 07660               Department
   P.O. Box 817                                                120 Broadway
  Midtown Station                                               13th Floor
New York, NY 10018                                          New York, NY 10271
                          By Facsimile Transmission:
                       (For Eligible Institutions Only)
                                (201) 296-4293

                             Confirm by telephone:
                                (201) 296-4209

  THIS FORM OF ELECTION, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS SHOULD BE RETURNED TO THE EXCHANGE AGENT IN THE ACCOMPANYING YELLOW ENVELOPE. DELIVERY OF THIS FORM OF ELECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. YOU MUST SIGN THIS FORM OF ELECTION WHERE INDICATED BELOW AND COMPLETE THE SUBSTITUTE FORM W-9 PROVIDED BELOW.

  DO NOT ENCLOSE THE PROXY CARD WITH THIS FORM OF ELECTION. THE PROXY CARD SHOULD BE RETURNED IN THE WHITE ENVELOPE TO THE PROXY SOLICITOR, GEORGESON & COMPANY, INC.

                            DESCRIPTION OF SHARES
                  (ATTACH SEPARATE SIGNED LIST IF NECESSARY)
-------------------------------------------------------------------------------

                                                                                         TOTAL NUMBER OF
                                                                      NUMBER OF SHARES SHARES WITH RESPECT
                                                                        EVIDENCED BY   TO WHICH ELECTIONS
NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)  CERTIFICATE NUMBERS* CERTIFICATE(S)*       ARE MADE
----------------------------------------------   -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

                                                 -------------------- ---------------- -------------------

 *Need not be completed by shareholders delivering Shares by book-entry transfer.
                   NOTE: SIGNATURES MUST BE PROVIDED BELOW.
        PLEASE READ THE INSTRUCTIONS SET FORTH IN THIS FORM OF ELECTION
                     CAREFULLY BEFORE MAKING ANY ELECTION.

             TYPE OF ELECTION (SEE INSTRUCTIONS B1, B2, B3 AND B4)
-------------------------------------------------------------------------------

 TOTAL NUMBER OF SHARES OF FPB
 COMMON STOCK WITH RESPECT TO      CASH ELECTION      STOCK ELECTION      NON-ELECTION
WHICH AN ELECTION IS BEING MADE  (NUMBER OF SHARES) (NUMBER OF SHARES) (NUMBER OF SHARES)
-------------------------------  -----------------  -----------------  ------------------




  ALTHOUGH THERE CAN BE NO ASSURANCE THAT A HOLDER OF SHARES OF FPB COMMON STOCK WILL RECEIVE THE CONSIDERATION THAT HE OR SHE ELECTS AS TO ANY OF HIS OR HER SHARES, A HOLDER OF SHARES HAVING A PREFERENCE AS TO THE FORM OF CONSIDERATION TO BE RECEIVED FOR HIS OR HER SHARES SHOULD MAKE AN ELECTION, BECAUSE SHARES AS TO WHICH AN ELECTION HAS BEEN MADE WILL BE GIVEN PRIORITY IN ALLOCATING SUCH CONSIDERATION OVER SHARES AS TO WHICH NO VALID ELECTION IS MADE. NONE OF INTERNATIONAL PAPER, FEDERAL PAPER BOARD, THE FEDERAL PAPER BOARD BOARD OF DIRECTORS OR THE INTERNATIONAL PAPER BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER SHAREHOLDERS SHOULD ELECT TO RECEIVE THE CASH CONSIDERATION OR THE STOCK CONSIDERATION IN THE MERGER. EACH SHAREHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION. IF A SHAREHOLDER MAKES NO ELECTION OR MAKES A NON-ELECTION HE OR SHE WILL RECEIVE CASH CONSIDERATION AND/OR STOCK CONSIDERATION IN THE MERGER AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS.

[_] CHECK HERE IF SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO EACH EXCHANGE AGENT'S ACCOUNT ON ONE OF THE BOOK-ENTRY TRANSFER FACILITIES (EACH, A "BOOK-ENTRY TRANSFER FACILITY") AND COMPLETE THE FOLLOWING:

    Check Box of Applicable Book-Entry Transfer Facility:
    [_] The Depository Trust Company
    [_] Philadelphia Depository Trust Company
    [_] Midwest Securities Trust Company

    Account Number _______________     Transaction Code Number ______
Shareholders whose Certificates are not immediately available or who cannot deliver their Certificates and other required documents to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for delivery by book-entry transfer on a timely basis and who wish to make an Election must complete this Form of Election and otherwise comply with the Guarantee of Delivery procedures, including by completing the Guarantee of Delivery at the time this Form of

Election is completed and by delivering the underlying Shares on a timely basis. See Instruction A1. Elections with respect to all Shares subject to a Guarantee of Delivery must be made above at the time the Guarantee of Delivery is completed. In addition, at the time the Certificates (or Shares by book-entry transfer) are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Form of Election with only the section entitled "Notice of Delivery Under Guarantee" below properly completed (or must otherwise provide such information to the Exchange Agent) to enable the Exchange Agent to identify the Certificates or Shares being delivered. No change in a shareholder's Election may be made pursuant to the Form of Election delivering Certificates or Shares previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates (or Shares by book-entry transfer) in accordance with the terms of the Guarantee of Delivery, without limitation of any other recourse, any purported Election with respect to Shares subject to such guarantee will be void.


                             GUARANTEE OF DELIVERY
(TO BE USED ONLY IF CERTIFICATES ARE NOT SURRENDERED HEREWITH. SEE INSTRUCTION
                                     A1.)

 The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, of Certificates for the Shares to which this Form of Election relates, duly endorsed in blank or otherwise acceptable in form for transfer on books of Federal Paper Board, no later than 5:00 P.M., New York City time, on the third New York Stock Exchange, Inc. trading day after the date of execution of this Guarantee of Delivery. THIS BOX IS NOT TO BE USED TO GUARANTEE SIGNATURES. SEE INSTRUCTION A3.

 DATED:__________________  , 1996

 NUMBER OF SHARES:_______________
                                       --------------------------------------
                                                (FIRM--PLEASE PRINT)


 CHECK APPLICABLE BOX IF SHARES        --------------------------------------
 WILL BE DELIVERED BY BOOK-ENTRY               (AUTHORIZED SIGNATURE)
 TRANSFER:

                                       ADDRESS:______________________________

                                              -------------------------------
 [_]THE DEPOSITORY TRUST COMPANY
 [_]MIDWEST SECURITIES TRUST           TEL. NO. (INCLUDING AREA
 COMPANY                               CODE): _______________________
 [_]PHILADELPHIA DEPOSITORY
 TRUST COMPANY

 ACCOUNT NUMBER: _______
-------------------------------------------------------------------------------


                      NOTICE OF DELIVERY UNDER GUARANTEE

 (TO BE COMPLETED UPON DELIVERY OF SHARES PURSUANT TO A GUARANTEE OF DELIVERY)


 Name(s) of Registered Holder(s): ___________________________________________

 Window Ticket No. (if any): ________________________________________________

 Date of Execution of Guarantee of Delivery: ________________________________

 Name of Institution which provided Guarantee of Delivery: __________________

 If Delivered by Book-Entry Transfer (assuming such procedure is available), Check Box of Applicable Book-Entry Transfer Facility:

 [_] The Depository Trust Company
 [_] Philadelphia Depository Trust Company
 [_] Midwest Securities Trust Company

 Account Number ___________________    Transaction Code Number ______________

Ladies and Gentlemen:

  In connection with the Merger of Federal Paper Board with and into Merger Sub, a wholly owned subsidiary of International Paper, subject to the election and allocation procedures set forth in the Merger Agreement, each holder of FPB Common Stock is entitled, with respect to the Merger Consideration to be received for each share of FPB Common Stock held by such holder, to (i) elect to receive the Stock Consideration (a "Stock Election"), (ii) elect to receive the Cash Consideration (a "Cash Election"), or (iii) indicate that such holder has no preference as to the receipt of the Stock Consideration or the Cash Consideration (a "Non-Election"). The "Cash Consideration" is the right to receive $55.00 in cash, without interest. The "Stock Consideration" is the right to receive the number of shares of International Paper Common Stock ("IP Common Stock") determined by dividing $55.00 by the "Average IP Share Price" and rounding the result to the nearest one thousandth of a share, subject to the limitation that the Stock Consideration shall not be more than 1.612 nor fewer than 1.275 shares of IP Common Stock. The "Average IP Share Price" means the average of the last sales prices per share of IP Common Stock as reported on the New York Stock Exchange, Inc. Composite Tape for the 20 consecutive trading days ending on the trading day which is 5 days prior to the closing of the Merger (the "Closing Date"). The Cash Consideration and/or the Stock Consideration into which a Share is converted in the Merger is referred to herein as the "Merger Consideration".

  The undersigned understands that the purpose of the election procedure is to permit holders of Shares to express their preferences for the type of consideration they wish to receive in the Merger, provided that the election to receive cash or IP Common Stock will be subject to adjustment so that approximately 49% of the Shares will be exchanged for cash and 51% will be exchanged for IP Common Stock and, as a result, Shares may be converted into a combination of cash and IP Common Stock representing a prorated percentage of the Cash Consideration and the Stock Consideration (subject to further adjustment under certain circumstances provided for in the Merger Agreement). There can be no assurance that any holder of FPB Common Stock will receive the form of consideration that such holder elects with respect to any of its Shares. The undersigned understands that in lieu of any fractional share of IP Common Stock, International Paper will pay to each former shareholder of Federal Paper Board who otherwise would be entitled to receive a fractional share of IP Common Stock an amount in cash determined by multiplying (i) the Average IP Share Price by (ii) the fractional interest in a share of IP Common Stock to which such holder would otherwise be entitled. The undersigned hereby acknowledges that he or she has reviewed the discussions in the Proxy Statement/Prospectus contained under the headings "Risk Factors" and "The Merger", which contain more complete descriptions of the foregoing matters.

  The undersigned hereby surrenders the Certificates evidencing shares of FPB Common Stock listed above (or such delivery is guaranteed in accordance with the terms hereof), or hereby transfers ownership of such Shares on the account books maintained by a Book-Entry Transfer Facility, and elects, upon consummation of the Merger, to have such Shares converted into the Cash Consideration and/or the Stock Consideration, or to make a Non-Election, as indicated above.

  Federal Paper Board shareholders may choose to make a Stock Election, a Cash Election and/or a Non-Election with respect to all or any portion of the Shares held by such holder. It is understood that such Election is subject to
(i) the terms, conditions and limitations set forth in the Proxy Statement/Prospectus, a copy of which is enclosed herewith and receipt of which is hereby acknowledged by the undersigned, (ii) the terms of the Merger Agreement, attached as Annex I to the Proxy Statement/Prospectus, and (iii) the accompanying instructions. International Paper's acceptance of Shares delivered pursuant to this Form of Election will constitute a binding agreement between the undersigned and International Paper upon the terms and subject to the conditions of (i), (ii) and (iii) listed above in this paragraph.

  The undersigned authorizes and instructs you, as Exchange Agent, to deliver the Shares listed above and to receive on behalf of the undersigned, in exchange for the Shares represented thereby, any check for the cash and/or any certificates for the shares of IP Common Stock issuable in the Merger.

  The undersigned understands and acknowledges that all questions as to the validity, form and eligibility of any Election and delivery and/or surrender of Certificates and Shares hereunder shall be reasonably determined by International Paper (which may delegate power in whole or in part to the Exchange Agent), and such determination shall be final and binding. No authority herein conferred or agreed to be conferred shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

  Unless otherwise indicated in the box entitled "Special Payment Instructions," please issue any check and register any certificate for shares of IP Common Stock in the name of the registered holder(s) of the Shares appearing above under "Description of Shares." Similarly, unless otherwise indicated in the box entitled "Special Delivery Instructions," please mail any check and any certificate for shares of IP Common Stock to the registered holder(s) of the Shares at the address(es) of the registered holder(s) appearing above under "Description of Shares." In the event that the boxes entitled "Special Payment Instructions" and "Special Delivery Instructions" are both completed, please issue any check and any certificate for shares of IP Common Stock in the name(s) of, and mail such check and such certificate to, the person(s) so indicated.

 SPECIAL PAYMENT INSTRUCTIONS (SEE           SPECIAL DELIVERY INSTRUCTIONS
      INSTRUCTIONS A3 AND C2.)               (SEE INSTRUCTIONS A3 AND C2.)


  To be completed ONLY if the               To be completed ONLY if the
 check is to be made payable to,           check or the certificates for
 or the certificates for shares of         shares of IP Common Stock are to
 IP Common Stock are to be regis-          be mailed to someone other than
 tered in, the name of someone             the undersigned or to the under-
 other than the undersigned.               signed at an address other than
                                           that shown under "Description of
                                           Shares."

 Name _____________________________

           (PLEASE PRINT)
 Address __________________________        Mail checks and/or certificate
 __________________________________        to:
                           ZIP CODE        Name______________________________
 __________________________________                  (PLEASE PRINT)
 TAXPAYER IDENTIFICATION OR SOCIAL         Address __________________________
  SECURITY NUMBER (SEE SUBSTITUTE          __________________________________
     FORM W-9 ON REVERSE SIDE.)                                      ZIP CODE

                                   IMPORTANT!
                ALL FEDERAL PAPER BOARD SHAREHOLDERS SUBMITTING
                      THIS FORM OF ELECTION MUST SIGN HERE

  The undersigned hereby represents and warrants that the undersigned has full power and authority to complete and deliver this Form of Election and to surrender the Certificate(s) surrendered herewith (or covered by a guarantee of delivery in accordance with the terms hereof) or transfer Shares delivered by book-entry transfer, free and clear of any liens, claims, charges or encumbrances whatsoever. The undersigned, upon request, shall execute and deliver all additional documents deemed by the Exchange Agent or International Paper to be necessary or desirable to complete the sale, assignment, transfer, cancellation and retirement of the Shares delivered herewith.

 SIGN HERE:                                       SIGNATURE GUARANTEE

 ------------------------------------       (Complete Only If Required--See
                                                Instructions A2 and A3.)

 ------------------------------------   Note: A notarization by a notary public
                                                   is not acceptable.

     (SIGNATURE(S) OF HOLDER(S))         FOR USE BY ELIGIBLE INSTITUTIONS ONLY

 Name(s):                                  PLACE MEDALLION GUARANTEE IN SPACE
 ------------------------------------                    BELOW
 ------------------------------------
            (PLEASE PRINT)
 ------------------------------------
   (AREA CODE AND TELEPHONE NUMBER)
 Dated:______________________________

  Must be signed by registered
 holder(s) exactly as name(s)
 appear(s) on stock certificate(s)
 or by person(s) authorized to
 become registered holder(s) by
 certificates and documents
 transmitted herewith. If signature
 is by attorney, executor,
 administrator, trustee or guardian
 or others acting in a fiduciary
 capacity, set forth full title and
 see Instruction A2.

                                 INSTRUCTIONS

A. FORM OF ELECTION
  1. Delivery of Form of Election and Certificates. This Form of Election is to be used either if Certificates are to be forwarded herewith (or such delivery is guaranteed in accordance with the terms hereof), or if Shares are to be delivered by book-entry transfer pursuant to book-entry transfer procedures. Certificates evidencing all delivered Shares (or a guarantee of delivery as provided herein), or confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Exchange Agent's account at one of the Book-Entry Transfer Facilities pursuant to book-entry transfer procedures together with a properly completed and duly executed Form of Election (or facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message, as defined below) and any other documents required by this Form of Election, must be received by the Exchange Agent at its address set forth on the reverse hereof prior to the Election Deadline. If Certificates are forwarded to the Exchange Agent in multiple deliveries, a properly completed and duly executed Form of Election must accompany each such delivery. Federal Paper Board shareholders whose Certificates are not immediately available and who cannot deliver their Certificates and all other required documents to the Exchange Agent prior to the Election Deadline or who cannot complete the procedure for delivery by book-entry transfer on a timely basis may deliver their Shares pursuant to the guaranteed delivery procedure contained herein. Pursuant to such procedure:
(i) a properly completed and duly executed Form of Election (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message), and with the box entitled "Guarantee of Delivery" properly completed and duly executed, and any other documents required by this Form of Election, must be received by the Exchange Agent prior to the Election Deadline; and (ii) the Certificates, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares, if such procedure is available, into the Exchange Agent's account at one of the Book-Entry Transfer Facilities, must be received by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the date of execution of the Guarantee of Delivery. In addition, at the time the Certificates (or Shares pursuant to book-entry transfer) are delivered pursuant to the Guarantee of Delivery, the guarantor must submit to the Exchange Agent another Form of Election with only the section entitled "Notice of Delivery Under Guarantee" properly completed (or must otherwise provide such information to the Exchange Agent). No change in a shareholder's Election may be made pursuant to the Form of Election delivering Certificates or Shares previously covered by a Guarantee of Delivery. If the guarantor fails to deliver the Certificates (or Shares by book-entry transfer) in accordance with the guaranteed delivery procedures contained herein, without limitation of any other recourse, any purported Election with respect to Shares subject to such guarantee will be void. The term "Agent's Message" means a message, transmitted by a Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that such Book-Entry Transfer Facility has received an express acknowledgment from the participant in such Book-Entry Transfer Facility delivering the Shares, that such participant has received and agrees to be bound by the terms of this Form of Election and that International Paper may enforce such agreement against the participant.

  Holders of Shares who are nominees only may submit a separate Form of Election for each beneficial owner for whom such holder is a nominee; provided, however, that at the request of the Exchange Agent, such holder shall certify to the satisfaction of the Exchange Agent that such holder holds such FPB Common Stock as nominee for the beneficial owner thereof. Each beneficial owner for which a Form of Election is submitted will be treated as a separate holder of FPB Common Stock.

  Federal Paper Board's shareholders whose Forms of Election and all required documents are not received prior to the Election Deadline will not be entitled to specify their preference(s) and may receive either shares of IP Common Stock, cash or a combination thereof in the Merger.

  THE METHOD OF DELIVERY OF THIS FORM OF ELECTION, CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE SHAREHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. THE RISK OF LOSS OF SUCH SHARE(S) SHALL PASS ONLY AFTER THE EXCHANGE AGENT HAS ACTUALLY RECEIVED THE SHARE(S). IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

  2. Signatures on Form of Election; Stock Powers and Endorsements. If this Form of Election is signed by the registered holder(s) of the Shares delivered herewith, the signature(s) must correspond with the name(s) as written on the face of the Certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

  If any Share delivered herewith is owned of record by two or more persons, all such persons must sign this Form of Election. If any of the Shares delivered herewith are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Forms of Election as there are different registrations of such Shares.

  If this Form of Election is signed by the registered holder(s) of the Shares delivered herewith, no endorsements of Certificates or separate stock powers are required, unless checks or certificates evidencing shares of IP Common Stock are to be payable to the order of, or registered in the name of, a person other than the registered holder(s), in which case the Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution (as defined below).

  If this Form of Election is signed by a person other than the registered holder(s) of the Shares delivered herewith, the Certificate(s) evidencing the Shares delivered herewith must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such Certificate(s). Signatures on such Certificate(s) and stock powers must be guaranteed by an Eligible Institution.

  If this Form of Election or any Certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to International Paper of such person's authority so to act must be submitted.

  3. Guarantee of Signatures. Except as otherwise provided below, all signatures on this Form of Election must be guaranteed by a firm which is a bank, broker, dealer, credit union, savings association, or other entity that is a member in good standing of the Securities Transfer Agent's Medallion Program (each, an "Eligible Institution"). No signature guarantee is required on this Form of Election if this Form of Election is signed by the registered holder(s) of Shares delivered herewith, unless such holder(s) has completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Payment Instructions" on the reverse hereof. If a Certificate is registered in the name of a person other than the signer of this Form of Election, or if checks or certificates are to be payable to the order of or registered in the name of a person other than the registered holder(s), then the Certificate must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on the Certificate, with the signature(s) on such Certificate or stock powers guaranteed as described above.

  4. Determination of Proper Election. International Paper will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to reasonably determine whether Forms of Election have been properly completed, signed and submitted, modified or revoked and to disregard immaterial defects in Forms of Election. The decision of International Paper (or the Exchange Agent) in such matters shall be conclusive and binding. Neither International Paper nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by the Merger Agreement and all such computations shall be conclusive and binding on the holders of FPB Common Stock. No alternative, conditional or contingent Elections will be accepted. If International Paper or the Exchange Agent shall reasonably determine that any purported Cash Election or Stock Election was not properly made, such purported Cash Election or Stock Election shall be deemed to be of no force and effect and the shareholder making such purported Cash Election or Stock Election shall, for purposes hereof, be deemed to have made a Non-Election.

  5. Inadequate Space. If the space provided herein under "Description of Shares" is inadequate, the Certificate numbers, the number of Shares evidenced by such Certificates and the number of Shares with respect to which Elections are made should be listed on a separate schedule and attached hereto.

  6. Termination of Merger Agreement. All Elections will be revoked automatically if the Exchange Agent is notified in writing by International Paper or Merger Sub that the Merger Agreement has been terminated, and Certificates will be promptly returned to the persons who have submitted them. In such event, shares of FPB Common Stock held through Book-Entry Transfer Facilities will be returned via book-transfer. However, shares of FPB Common Stock represented by Certificates will be returned to Federal Paper Board shareholders by registered mail (with attendant delay).

  7. Appraisal Rights. Holders of FPB Common Stock who wish to demand appraisal rights should not complete this Form of Election. International Paper will regard any record holder of FPB Common Stock who has delivered a written demand for appraisal and who subsequently delivers a Form of Election to the Exchange Agent as having withdrawn such demand for appraisal. International Paper will regard any holder who has delivered a Form of Election and who simultaneously or subsequently makes a written demand for appraisal as having revoked his or her Election. For more information, see the discussion in the Proxy Statement/Prospectus set forth under "THE MERGER-Dissenting Federal Paper Board Shareholders' Rights of Appraisal."

B. ELECTION AND ALLOCATION PROCEDURES
  1. Elections. By completing the box entitled "Type of Election" and this Form of Election in accordance with the instructions hereto, a Federal Paper Board shareholder will be permitted to make a Stock Election, a Cash Election, and/or a

Non-Election (each, an "Election") with respect to each of the Shares held by such holder. The total number of outstanding Shares to be converted into the right to receive the Cash Consideration in the Merger shall be equal to (A) 49% of the number of Shares outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) less (B) the aggregate number of Shares as to which a notice of dissent has been timely and properly filed and not withdrawn as of the Election Deadline (the "Cash Election Number"). The total number of outstanding Shares to be converted into the right to receive the Stock Consideration in the Merger (the "Stock Election Number") shall be equal to 51% of the number of Shares outstanding immediately prior to the Effective Time. Such percentages are subject to adjustment under certain circumstances set forth in the Merger Agreement. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify International Paper of its determination. Promptly after such notification, International Paper shall issue a press release announcing in reasonable detail the results of the Exchange Agent's allocation of the Merger Consideration.

  2. Cash Elections and Allocations. If the aggregate number of Shares covered by Cash Elections made by Federal Paper Board shareholders (the "Cash Election Shares") exceeds the Cash Election Number, all Shares covered by Stock Elections (the "Stock Election Shares") and all Shares covered by Non-Elections (the "Non-Election Shares") shall be converted into the right to receive the Stock Consideration, and each Cash Election Share shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Cash Fraction") the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares and
(ii) a number of shares of IP Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Cash Fraction.

  3. Stock Elections and Allocations. If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration and each Stock Election Share shall be converted into the right to receive (i) a number of shares of IP Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction (the "Stock Fraction") the numerator of which shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares and
(ii) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction equal to one minus the Stock Fraction.

  4. Treatment of Non-Electing Shares in Certain Circumstances. If Stock Elections are received for less than 51% of the outstanding Shares and Cash Elections are received for less than 49% of the outstanding Shares, all Cash Election Shares shall be converted into the right to receive the Cash Consideration, all Stock Election Shares shall be converted into the right to receive the Stock Consideration, and each Non-Election Share, if any, shall be converted into the right to receive (i) an amount in cash, without interest, equal to the product of (x) the Cash Consideration and (y) a fraction (the "Non-Election Fraction") the numerator of which shall be the excess of (A) the Cash Election Number over (B) the total number of Cash Election Shares and the denominator of which shall be the excess of (C) the number of Shares outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined in the Merger Agreement)) over (D) the sum of the total number of Cash Election Shares and Stock Election Shares and (ii) a number of shares of IP Common Stock equal to the product of (x) the Stock Consideration and (y) a fraction equal to one minus the Non-Election Fraction.

  5. Election Deadline. In order for an Election to be effective, the Exchange Agent must receive a properly completed Form of Election, accompanied by all required documents, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE LAST BUSINESS DAY PRIOR TO THE CLOSING DATE (the "Election Deadline"). If all other conditions set forth in the Merger Agreement have been met or, if permissible, waived, the Closing Date could occur on the same day approval of the Merger by shareholders of Federal Paper Board is obtained. SHAREHOLDERS ARE URGED TO DELIVER A PROPERLY COMPLETED FORM OF ELECTION, ACCOMPANIED BY ALL REQUIRED DOCUMENTS, NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON MARCH 11, 1996, IN ORDER TO ENSURE THAT THEIR FORM OF ELECTION WILL BE RECEIVED BY THE ELECTION DEADLINE. If the Closing Date will not occur on March 12, 1996, as soon as the date on which the Closing Date is anticipated to occur is determined, International Paper will publicly announce such date.

  A holder of Shares who fails (a) to complete properly and to return this Form of Election to the Exchange Agent by the Election Deadline, (b) to either
(i) deliver herewith his or her Certificates (or in accordance with the terms of an appropriate guarantee of delivery executed on behalf of such holder), or
(ii) complete the procedure for delivery by book-entry transfer on a timely basis, or (c) to deliver herewith any other required documents, will cause each of such holder's Shares to be treated as "Non-Election Shares" in the Merger and converted into the right to receive the Stock Consideration and/or the Cash Consideration without regard to the preference of such holder of Shares.

  6. Changes to Elections. Any holder of Shares who has made an Election may, at any time prior to the Election Deadline, change his or her Election by submitting to the Exchange Agent a properly completed and signed revised Form of

Election and all required additional documents, provided that the Exchange Agent receives such revised Form of Election and other necessary documents prior to the Election Deadline. Any holder of FPB Common Stock may at any time prior to the Election Deadline revoke his or her Election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received prior to the Election Deadline.

  7. No Fractional Shares. No certificates or scrip representing fractional shares of IP Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of International Paper. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Average IP Share Price. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify International Paper, and International Paper shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of the Merger Agreement.

                                     * * *

  A more complete description of the election and allocation procedures is set forth in the Proxy Statement/Prospectus under "THE MERGER--Description of Election Procedures." All Elections are subject to compliance with the election procedures provided for in the Merger Agreement. In connection with making any Election, a Federal Paper Board shareholder should read carefully, among other matters, the description and statement of the information contained in the Proxy Statement/Prospectus under "THE MERGER--Certain Federal Income Tax Considerations." Each Federal Paper Board shareholder should consult his or her own tax advisor as to the specific tax consequences of the Election and the Merger to such shareholder.

C. RECEIPT OF MERGER CONSIDERATION, SPECIAL INSTRUCTIONS, TAXES AND ADDITIONAL COPIES
  1. Receipt of Merger Consideration. As soon as practicable after the Effective Time (as defined in the Merger Agreement), holders who have surrendered their Certificates to the Exchange Agent for cancellation, together with this Form of Election (or other appropriate letter of transmittal) duly executed and completed in accordance with the instructions hereto and such other documents as are required pursuant to such instructions, shall be entitled to receive in exchange therefor (A) a certificate representing that number of whole shares of IP Common Stock, if any, which such holder has the right to receive and (B) a check in the amount equal to the cash, if any, which such holder has the right to receive (including any cash in lieu of any fractional shares and any dividends or other distributions to which such holder is entitled). All shares of IP Common Stock issued or cash paid upon conversion of the shares of FPB Common Stock in accordance with the terms of the Merger Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of FPB Common Stock.

  2. Special Payment and Delivery Instructions. If any check or certificates evidencing shares of IP Common Stock are to be payable to the order of, or registered in the name of, a person other than the person(s) signing this Form of Election or if such checks or such certificates are to be sent to someone other than the person(s) signing this Form of Election or to the person(s) signing this Form of Election but at an address other than that shown in the box entitled "Description of Shares," the appropriate boxes on this Form of Election must be completed.

  3. Stock Transfer Taxes. International Paper will bear the liability for any state stock transfer taxes applicable to the issuance and delivery of checks and certificates in connection with the Merger, provided, however, that if any such check or certificate is to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay the amount of any stock transfer taxes (whether imposed on the registered holder or such person), payable on account of the transfer to such person, to the Exchange Agent or satisfactory evidence of the payment of such taxes, or exemption therefrom, shall be submitted to the Exchange Agent before any such check or certificate is issued. EXCEPT AS PROVIDED IN THIS INSTRUCTION C3, IT WILL NOT BE NECESSARY FOR TRANSFER TAX STAMPS TO BE AFFIXED TO THE CERTIFICATES EVIDENCING THE SHARES DELIVERED HEREWITH.

  4. Withholding. Each of Merger Sub, following the Merger, and International Paper shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the Merger Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Merger Sub, following the Merger, or International Paper, as the case may be, such withheld amounts shall be treated for all purposes of the Merger Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Merger Sub or International Paper, as the case may be.

  5. Requests for Assistance or Additional Copies. Requests for assistance may be directed to the Information Agent at its respective address or telephone number set forth below. Additional copies of the Proxy Statement/Prospectus, this Form of Election, and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be obtained from the Information Agent or from brokers, dealers, commercial banks or trust companies.

  6. Substitute Form W-9. Under the federal income tax law, a shareholder who delivers Shares is required by law to provide the Exchange Agent (as payer) with such shareholder's correct Taxpayer Identification Number ("TIN") on Substitute Form W-9 below. If such shareholder is an individual, the TIN is such shareholder's social security number. If the Exchange Agent is not provided with the correct TIN, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, any cash payments that are made to such shareholder with respect to Shares purchased pursuant to the Merger may be subject to backup withholding of 31%. Certain shareholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, such individual must submit a statement, signed under penalties of perjury, attesting to such individual's exempt status. Forms of such statements can be obtained from the Exchange Agent. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions. If backup withholding applies with respect to a shareholder, the Exchange Agent is required to withhold 31% of any cash payments made to such shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS.

  To prevent backup withholding on any cash payments that are made to a shareholder with respect to Shares delivered herewith, the shareholder is required to notify the Exchange Agent of such shareholder's correct TIN by completing the Substitute Form W-9 below certifying (a) that the TIN provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a TIN) and (b) that (i) such shareholder has not been notified by the IRS that such shareholder is subject to backup withholding as a result of a failure to report all interest or dividends or (ii) the IRS has notified such shareholder that such shareholder is no longer subject to backup withholding.

  The shareholder is required to give the Exchange Agent the social security number or employer identification number of the record holder of the Shares tendered hereby. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance concerning which number to report. If the shareholder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, such shareholder should write "Applied For" in the space provided for the TIN in Part I, and sign and date the Substitute Form W-9. If "Applied For" is written in Part I and the Exchange Agent is not provided with a TIN within 60 days, the Exchange Agent will withhold 31% of all cash payments to such shareholder until a TIN is provided to the Exchange Agent.

  Each Federal Paper Board shareholder should consult his or her own accountant or tax advisor for further guidance in completing the Substitute Form W-9.

  7. Lost, Destroyed or Stolen Certificates. If any Certificate(s) representing Shares has been lost, destroyed or stolen, the Federal Paper Board shareholder should promptly notify American Stock Transfer & Trust Company, as transfer agent for Federal Paper Board, at 1-800-937-5449. Such Federal Paper Board shareholder will then be instructed as to the steps that must be taken in order to replace the Certificate(s). Upon the making of an affidavit of that fact by the person claiming such Certificate(s) to be lost, stolen or destroyed and the posting by such person of a bond as indemnity against any claim that may be made with respect to such Certificate(s), the Transfer Agent will issue in exchange for such lost, stolen or destroyed Certificate(s) a new Certificate representing such Shares. This Form of Election cannot be processed until the procedures for replacing lost or destroyed Certificates have been followed.

                           IMPORTANT TAX INFORMATION

  In order to ensure compliance with federal income tax requirements, each holder of Shares is requested to provide the Exchange Agent with his or her correct TIN and to certify whether he or she is subject to backup federal income tax withholding by completing and signing the Substitute Form W-9 below. (See Instruction C and accompanying Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.)

              PAYER: CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C.

-------------------------------------------------------------------------------
                        PART I--PLEASE PROVIDE YOUR
                        TIN IN THE BOX AT RIGHT AND    ----------------------
                        CERTIFY BY SIGNING AND         Social security number
                        DATING BELOW.

 SUBSTITUTE
 FORM W-9                                                        OR
 DEPARTMENT OF
 THE TREASURY                                          ----------------------
 INTERNAL                                              Employer identification
 REVENUE                                              number (If awaiting TIN,
 SERVICE                                                write "Applied For")
                       --------------------------------------------------------

                        PART II--For Payees Exempt From Backup Withholding, see the enclosed Guidelines and complete as instructed therein.
PAYER'S REQUEST FOR
TAXPAYER IDENTIFICATION
NUMBER (TIN)
                        CERTIFICATION--Under penalties of perjury, I certify that:
                        (1) The number shown on this form is my correct
                            Taxpayer Identification Number (or a Taxpayer Identification Number has not been issued to me and either (a) I have mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS or Social Security Administration office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a Taxpayer Identification Number within sixty (60) days, 31% of all reportable payments made to me thereafter will be withheld until I provide a number), and

                        (2) I am not subject to backup withholding either
                            because I have not been notified by the IRS that
                            I am subject to backup withholding, as a result
                            of failure to report all interest or dividends,
                            or the IRS has notified me that I am no longer subject to backup withholding.
-------------------------------------------------------------------------------
 CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if af-ter being notified by the IRS, that you were subject to backup withholding, you received another notification from the IRS that you are no longer sub-ject to backup withholding do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

 SIGNATURE _________________________________   DATE ____________________, 1996

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP
     WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

  Questions and requests for assistance or additional copies of the Proxy Statement/Prospectus or this Form of Election may be directed to the Information Agent at the address set forth below.

                           The Information Agent is:

                                   MACKENZIE
                                   PARTNERS, INC.

                               156 Fifth Avenue
                              New York, NY 10010
                         (212) 929-5500 (Call Collect)

                                      or

                         Call Toll-Free (800) 322-2885